UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 9, 2023

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2023, the Board of Directors (the "Board") of McEwen Mining Inc., a Colorado corporation (the “Company”), determining that it was in the best interest of the Company and its shareholders, the Board, pursuant to its powers under Section 4.2 of the Amended and Restated Bylaws of the Company, expanded the number of directors on the Board from seven to eight and subsequently appointed Ms. Michelle Makori to serve as a member of the Board, effective August 9, 2023. Ms. Makori’s term will extend only until the next annual meeting of shareholders, which is anticipated to be held in June 2024.

Ms. Makori will serve on a newly created committee of the Board that is provisionally entitled, “Disclosure Committee”.

There are no arrangements or understandings between Ms. Makori and any other persons pursuant to which she was appointed as a director. Additionally, there have been no transactions involving Ms. Makori that would require disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Ms. Makori and any director or executive officer of the Company.

Ms, Makori will participate in the Company’s standard director compensation arrangements currently applicable to non-employee directors. Under the terms of those arrangements, Ms. Makori will receive a retainer of $40,000 per year for her service on the Board.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN MINING INC.

Date: August 15, 2023	By:	/s/ Carmen Diges
Carmen Diges, General Counsel